Exhibit 99.1

Ex-99.1 American Software Press Release Dated July 13, 2023

FOR IMMEDIATE RELEASE Financial Information Press Contact: Vincent C. Klinges Chief Financial Officer American Software, Inc. (404) 264-5477

American Software Reports Fourth Quarter
and Fiscal Year 2023 Results

Correcting and Replacing: Changes to the Consolidated Balance Sheet and Statements of Cash Flows to align with Form 10-K following reclassifications of certain line items.

Subscription Fee Growth of 18% and Adjusted EBITDA Margin of 14% in Q4

ATLANTA (June 8, 2023) American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and fiscal year 2023.

Key Fourth Quarter Financial Highlights:

•	Subscription fees were $13.0 million for the quarter ended April 30, 2023, an 18% increase compared to $11.1 million for the same period last year.

•
Total revenues for the quarter ended April 30, 2023 decreased 14% to $29.9 million, compared to $34.6 million for the same period of the prior year, principally due to a decline in services and license fee revenue.

•
Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.2 million or 71% of total revenues in the quarter ended April 30, 2023 compared to $19.8 million or 57% of total revenues in the same period of the prior year.

•
Maintenance revenues for the quarter ended April 30, 2023 decreased 7% to $8.2 million compared to $8.8 million for the same period last year reflecting the shift to cloud revenue as a client preference.

•
Professional services and other revenues for the quarter ended April 30, 2023 decreased 32% to $8.0 million compared to $11.7 million for the same period last year. The decline was primarily driven by a 43% decrease in non-core project revenue in our IT Consulting business unit. For the Supply Chain business, professional services revenues for the quarter ended April 30, 2023 decreased by 23% to $4.6 million when compared to $6.0 million in the same period last year due to lower project work and outsourcing of some services to partners.

•	Software license revenues were $0.7 million for the quarter ended April 30, 2023 compared to $3.1 million in the same period last year.

•	Operating earnings for the quarter ended April 30, 2023 were $2.3 million compared to $5.5 million for the same period last year.

•	GAAP net earnings for the quarter ended April 30, 2023 were $2.9 million or $0.08 per fully diluted share compared to $3.6 million or $0.10 per fully diluted share for the same period last year.

•
Adjusted net earnings for the quarter ended April 30, 2023, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $4.1 million or $0.12 per fully diluted share compared to $4.4 million or $0.13 per fully diluted share for the same period last year.

•	EBITDA was $3.0 million for the quarter ended April 30, 2023 compared to $6.4 million for the same period last year.

•
Adjusted EBITDA was $4.3 million for the quarter ended April 30, 2023 compared to $7.5 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

Key Fourth Quarter of Fiscal Year 2023 highlights:

Clients & Channels

•
Notable new and existing customers placing orders with the Company in the fourth quarter include:  Annex Products Pty Ltd., CertainTeed LLC., DecoPac, Inc, Farmlands Cooperative Society Ltd., Heidelberg Materials US Inc., ICL, Inc., Libbey Glass LLC, Tilly’s Inc. and Yazaki, Inc.

•
During the quarter, SaaS subscription and software license agreements were signed with customers located in the following eight countries: Australia, Belgium, Mexico, New Zealand, Norway, Sweden, the United Kingdom and the United States.

Company & Technology

•
Announced in February, Allan Dow, president of Logility, Inc., and Elaine Videau, director of planning for Tillamook County Creamery Association, a farmer-owned co-op, were two winners of this year’s Food Logistics’ Rock Stars of the Supply Chain award. This annual award program recognizes influential individuals in the industry whose achievements, hard work and vision have shaped the global cold food supply chain.

•
In March, Allan Dow, president of Logility, Inc. and Marti Kirsch, EVP marketing for Logility, Inc. were announced as winners of the 2023 Pros to Know award by Supply and Demand Chain Executive. This annual award recognizes outstanding executives whose accomplishments offer a roadmap for other leaders looking to leverage their supply chain for competitive advantage.

•
In August, Logility was recognized with the Gartner Peer Insights “Voice of the Customer” award for Supply Chain Planning Solutions. This Gartner research document synthesizes Gartner Peer Insights’ customer feedback on supply chain planning solutions for a specific 18-month period to offer peer perspective.

Key Fiscal 2023 Year to Date Financial Highlights:

•	Subscription fees were $50.4 million for the twelve months ended April 30, 2023, a 20% increase compared to $42.1 million for the same period last year.

•
Total revenues for the twelve months ended April 30, 2023 were $123.7 million compared to $127.6 million for the same period last year. Excluding our non-core IT Consulting business unit, total revenues from our Supply Chain Management segment increased 2% compared to the same period last year.

•
Recurring revenue streams for Maintenance and Cloud Services were $85.0 million and $78.7 million or 69% and 62% of total revenues for the twelve-month periods ended April 30, 2023 and 2022, respectively.

•	Maintenance revenues for the twelve months ended April 30, 2023 were $34.6 million, a 6% decrease compared to $36.6 million for the same period last year.

•	Professional services and other revenues for the twelve months ended April 30, 2023 decreased 17% to $35.9 million compared to $43.5 million for the same period last year.

•	Software license revenues were $2.8 million compared to $5.4 million for the same period last year.

•	For the twelve months ended April 30, 2023, the Company reported operating earnings of approximately $10.5 million compared to $13.2 million for the same period last year.

•
GAAP net earnings were approximately $10.4 million or $0.31 per fully diluted share for the twelve months ended April 30, 2023 compared to $12.8 million or $0.37 per fully diluted share for the same period last year.

•
Adjusted net earnings for the twelve months ended April 30, 2023, which exclude stock-based compensation expense and amortization of acquisition-related intangibles were $15.2 million or $0.45 per fully diluted share, compared to $16.0 million or $0.47 per fully diluted share for the same period last year.

•	EBITDA was $13.7 million for the twelve months ended April 30, 2023 compared to $17.3 million for the same period last year.

•
Adjusted EBITDA was $18.9 million for the twelve months ended April 30, 2023 compared to $21.3 million for the twelve months ended April 30, 2022. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation.

The overall financial condition of the Company remains strong, with cash and investments of approximately $114.1 million. During the fourth quarter of fiscal year 2023, the Company paid shareholder dividends of approximately $3.7 million.

“We endured a number of macroeconomic headwinds throughout the past year and were pleased to deliver adjusted EBITDA above our original guidance entering FY ‘23,” said Allan Dow, CEO and President of American Software. “While we have seen signs that the economic challenges facing our customers are beginning to abate, our initial outlook for FY ’24 reflects some conservatism as we manage through the current uncertainty. However, we remain confident in the long-term growth prospects of our business given the secular tailwinds from digital supply chain transformation and our platform expansion.”

Fiscal Year 2024 Financial Outlook

•	Total revenues of $120.0 million to $126.0 million, including total recurring revenues of $88.0 million to $92.0 million.

•	Adjusted EBITDA of $19.0 million to $21.0 million.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative AI-powered platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility Environment, Social and Governance (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Bunzl Australasia, Carter’s, Destination XL, Glen Raven, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx and Taylor Farms; our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com.  Logility is a wholly-owned subsidiary and operating entity for American Software, Inc. (NASDAQ: AMSWA).  You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

###

American Software Fourth Quarter and Fiscal Year 2023 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
Revenues:
Subscription fees	$13,021	$11,061	18%	$50,412	$42,066	20%
License fees	727	3,101	(77%)	2,752	5,390	(49%)
Professional services & other	7,993	11,725	(32%)	35,938	43,476	(17%)
Maintenance	8,173	8,762	(7%)	34,557	36,621	(6%)
Total Revenues	29,914	34,649	(14%)	123,659	127,553	(3%)

Cost of Revenues:
Subscription services	4,149	3,324	25%	15,831	13,383	18%
License fees	164	507	(68%)	705	1,104	(36%)
Professional services & other	5,969	7,807	(24%)	26,423	30,306	(13%)
Maintenance	1,652	1,456	13%	6,409	6,965	(8%)
Total Cost of Revenues	11,934	13,094	(9%)	49,368	51,758	(5%)
Gross Margin	17,980	21,555	(17%)	74,291	75,795	(2%)
Operating expenses:
Research and development	4,547	4,296	6%	17,767	17,600	1%
Sales and marketing	5,250	5,633	(7%)	22,184	22,867	(3%)
General and administrative	5,888	6,116	(4%)	23,684	21,960	8%
Amortization of acquisition-related intangibles	25	53	(53%)	106	212	(50%)

Total Operating Expenses	15,710	16,098	(2%)	63,741	62,639	2%
Operating Earnings	2,270	5,457	(58%)	10,550	13,156	(20%)
Interest Income & Other, Net	1,028	(778)	nm	2,336	681	243%
Earnings Before Income Taxes	3,298	4,679	(30%)	12,886	13,837	(7%)
Income Tax Expense	431	1,098	(61%)	2,465	1,055	134%
Net Earnings	$2,867	$3,581	(20%)	$10,421	$12,782	(18%)
Earnings per common share: (1)
Basic	$0.08	$0.11	(27%)	$0.31	$0.38	(18%)
Diluted	$0.08	$0.10	(20%)	$0.31	$0.37	(16%)

Weighted average number of common shares outstanding:
Basic	33,916	33,587		33,761	33,365
Diluted	33,993	34,266		33,992	34,305

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$2,270	$5,457	(58%)	$10,550	$13,156	(20%)
Amortization of acquisition-related intangibles	233	53	340%	834	212	293%
Stock-based compensation	1,240	1,045	19%	5,184	3,955	31%
NON-GAAP Operating Earnings:	3,743	6,555	(43%)	16,568	17,323	(4%)

Non-GAAP Operating Earnings, as a % of revenue	13%	19%		13%	14%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,867	$3,581	(20%)	$10,421	$12,782	(18%)
Income Tax Expense	431	1,098	(61%)	2,465	1,055	134%
Interest Income & Other, Net	(1,028)	778	nm	(2,336)	(681)	243%
Amortization of intangibles	447	768	(42%)	2,030	3,394	(40%)
Depreciation	324	201	61%	1,129	745	52%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,041	6,426	(53%)	13,709	17,295	(21%)

Stock-based compensation	1,240	1,045	19%	5,184	3,955	31%
Adjusted EBITDA	$4,281	$7,471	(43%)	$18,893	$21,250	(11%)

EBITDA, as a percentage of revenues	10%	19%		11%	14%

Adjusted EBITDA, as a percentage of revenues	14%	22%		15%	17%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,867	$3,581	(20%)	$10,421	$12,782	(18%)
Amortization of acquisition-related intangibles (2)	199	39	410%	667	164	307%
Stock-based compensation (2)	1,057	765	38%	4,141	3,053	36%
Adjusted Net Earnings	$4,123	$4,385	(6%)	$15,229	$15,999	(5%)

Adjusted non-GAAP diluted earnings per share	$0.12	$0.13	(8%)	$0.45	$0.47	(4%)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.08	$0.10	(20%)	$0.31	$0.37	(16%)
Amortization of acquisition-related intangibles (2)	0.01	-	-	$0.02	0.01	100%
Stock-based compensation (2)	$0.03	0.03	0%	$0.12	0.09	33%
Adjusted Net Earnings	$0.12	$0.13	(8%)	$0.45	$0.47	(4%)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2023	2022	Pct Chg.	2023	2022	Pct Chg.
Amortization of acquisition-related intangibles
Cost of Subscription Services	$208	$-	-	$729	$-	-
Operating expenses	25	53	(53%)	106	212	(50%)
Total amortization of acquisition-related intangibles	$233	$53	340%	$835	$212	294%

Stock-based compensation
Cost of revenues	$66	$58	14%	$244	$246	(1%)
Research and development	139	107	30%	576	380	52%
Sales and marketing	143	145	(1%)	711	607	17%
General and administrative	892	735	21%	3,653	2,722	34%
Total stock-based compensation	$1,240	$1,045	19%	$5,184	$3,955	31%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.08 and $0.31 for the three and twelve months ended April 30, 2023, respectively. Diluted per share for Class B shares under the two-class method are $0.11 and $0.38 for the three and twelve months ended April 30, 2022, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and twelve month periods ended April 30, 2023 of 14.8% and 20.1% and 26.8% and 22.8% for the three and twelve month periods ended April 30, 2022, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	April 30,	April 30,
	2023	2022

Cash and Cash Equivalents	$90,696	$110,690
Short-term Investments	23,451	16,826
Accounts Receivable:
Billed	25,405	20,619
Unbilled	2,604	2,989
Total Accounts Receivable, net	28,009	23,608
Prepaids & Other	7,833	5,067
Current Assets	149,989	156,191

Investments - Non-current	486	-

PP&E, net	6,444	3,654
Capitalized Software, net	391	1,586
Goodwill	29,558	25,888
Other Intangibles, net	2,143	147
Other Non-current Assets	6,609	5,369
Total Assets	$195,620	$192,835

Accounts Payable	$2,142	$2,506
Accrued Compensation and Related costs	4,268	6,918
Dividend Payable	3,756	3,700
Other Current Liabilities	2,708	2,412
Deferred Revenues - Current	43,124	41,953
Current Liabilities	55,998	57,489

Deferred Tax Liability - Non-current	-	1,772
Other Long-term Liabilities	288	598
Long-term Liabilities	288	2,370

Total Liabilities	56,286	59,859

Shareholders' Equity	139,334	132,976

Total Liabilities & Shareholders' Equity	$195,620	$192,835

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Twelve Months Ended
	April 30,
	2023	2022

Net cash (used in) provided by operating activities	$(380)	$29,020

Purchases of property and equipment, net of disposals		(934)
Purchase of business, net of cash acquired	(6,500)	-

Net cash used in investing activities	(10,422)	(934)

Dividends paid	(14,833)	(14,632)
Proceeds from exercise of stock options	5,641	8,578

Net cash used in financing activities	(9,192)	(6,054)

Net change in cash and cash equivalents	(19,994)	22,032
Cash and cash equivalents at beginning of period	110,690	88,658

Cash and cash equivalents at end of period	$90,696	$110,690